                                                                      EXHIBIT 11

                   CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                 Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted net income per common share and common share equivalent for the three and nine month periods ended September 30, 1996 and 1995.

                                                        Primary              Fully Diluted
                                                        Earnings               Earnings
                                                       Per Share               Per Share
                                                  --------------------  -----------------------
                                                  (amounts in thousands, except per share data)

For the three months ended September 30, 1996:
 Net income                                              $       2,292                    2,292
                                                         =============            =============

 Weighted average number of common
  shares outstanding                                             7,762                    7,762
 Common share equivalents resulting
  from stock options                                                14                       14
                                                         -------------            -------------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                             7,776                    7,776
                                                         =============            =============

 Net income per common and
  common equivalent share                                $         .30                      .30
                                                         =============            =============

For the three months ended September 30, 1995:
 Net income                                              $       2,238                    2,238
                                                         =============            =============
 Weighted average number of common
  shares outstanding                                             7,762                    7,762
 Common share equivalents resulting
  from stock options                                                11                       11
                                                         -------------            -------------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                             7,773                    7,773
                                                         =============            =============

 Net income per common and
  common equivalent share                                $         .29                      .29
                                                         =============            =============

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

                                                     Primary   Fully Diluted
                                                    Earnings     Earnings
                                                    Per Share    Per Share
                                                    ---------  -------------
                                           (amounts in thousands, except per share data)

For the nine months ended September 30, 1996:
 Net income                                         $   7,103          7,103
                                                    =========      =========

 Weighted average number of common
  shares outstanding                                    7,762          7,762
 Common share equivalents resulting
  from stock options                                       13             14
                                                    ---------      ---------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                    7,775          7,776
                                                    =========      =========

 Net income per common and
  common equivalent share                           $     .91            .91
                                                    =========      =========


For the nine months ended September 30, 1995:
 Net income                                         $   6,000          6,000
                                                    =========      =========
 Weighted average number of common
  shares outstanding                                    7,762          7,762
 Common share equivalents resulting
  from stock options                                       10             11
                                                    ---------      ---------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                    7,772          7,773
                                                    =========      =========

 Net income per common and
  common equivalent share                           $     .77            .77
                                                    =========      =========
